                        INDEPENDENT AUDITOR'S REPORT



Board of Managers
Washington Oregon Wireless, LLC
Lake Oswego, Oregon


We have audited the accompanying balance sheets of Washington Oregon Wireless, LLC (a limited liability company) as of December 31, 2000 and 1999, and the related statements of income, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Washington Oregon Wireless, LLC as of December 31, 2000 and 1999, and the results of its operations, members' equity, and cash flows for years then ended in conformity with generally accepted accounting principles.



February 28, 2001
Salem, Oregon






                                                          Balance Sheets
                                                    December 31, 2000 and 1999



                                                                           2000                   1999
                                                                    -----------------       ---------------
Assets
------

Current assets:
   Cash and cash equivalents                                        $       8,441,896               596,445
   Accounts receivable less allowance for doubtful
      accounts of zero                                                        552,018                     -
   Inventory                                                                  510,089                     -
   Prepaid expenses and other current assets                                  273,632                     -
                                                                    -----------------       ---------------

      Total current assets                                                  9,777,635               596,445

Property, plant, and equipment, net (Note 5)                               36,686,735            10,413,155
Deferred financing costs (Note 10)                                          1,479,324                     -
Other assets                                                                  149,232                     -
                                                                    -----------------       ---------------

                                                                    $      48,092,926            11,009,600
                                                                    =================       ===============
Liabilities and Members' Equity
-------------------------------

Current liabilities - accounts payable
   and accrued expenses                                             $       7,825,710             8,206,097
                                                                    -----------------       ---------------

Long-term liabilities:
   Note payable CoBank (Note 9)                                            30,960,318                     -
   Note payable Alamosa (Note 2)                                            9,865,233                     -
                                                                    -----------------       ---------------

      Total long-term liabilities                                          40,825,551                     -
                                                                    -----------------       ---------------

Members' equity (deficit) (Note 1):
   Capital contributed                                                     15,573,311             3,829,120
   Accumulated deficit                                                    (15,381,646)           (1,025,617)
   Capital acquisition costs                                                 (750,000)                    -
                                                                    -----------------       ---------------

      Total members' equity (deficit)                                        (558,335)            2,803,503
                                                                    -----------------       ---------------

                                                                    $      48,092,926            11,009,600
                                                                    =================       ===============


The accompanying notes are an integral part of the financial statements.







                                                       Statements of Income
                                              Years Ended December 31, 2000 and 1999


                                                                           2000                   1999
                                                                    -----------------       ---------------
Revenues:
   Subscriber revenue                                               $         806,850                   -
   Travel and roaming revenues                                              1,016,635                   -
                                                                    -----------------       ---------------

      Total service revenues                                                1,823,485                   -

   Product sales                                                              682,576                   -
                                                                    -----------------       ---------------

      Total revenues                                                        2,506,061                   -
                                                                    -----------------       ---------------

Costs and expenses:
   Cost of services and operations                                          4,373,599                   -
   Cost of products sold                                                    1,750,059                   -
   Selling and marketing expenses                                           4,106,230                   -
   General and administrative expenses                                      4,377,348             986,210
   Depreciation and amortization                                            1,432,661                 923
                                                                    -----------------      ---------------

      Total costs and expenses                                             16,039,897             987,133
                                                                    -----------------      ---------------

      Loss from operations                                                (13,533,836)            (987,133)
                                                                    -----------------      ---------------

Other income (expense):
   Interest and other income                                                  155,966               6,992
   Interest expense                                                          (978,159)                   -
                                                                    -----------------      ---------------

      Total other income (expense)                                           (822,193)              6,992
                                                                    -----------------      ---------------

      Net Loss                                                      $     (14,356,029)           (980,141)
                                                                    =================      ===============



The accompanying notes are an integral part of the financial statements.







                       Statements of Members' Equity
                   Years Ended December 31, 2000 and 1999



                                                                                         Capital                Total
                                             Capital             Accumulated           Acquisition            Members'
                                           Contributed             Deficit                Cost            Equity (Deficit)
                                       -----------------     ------------------     ---------------     -------------------



Members' equity (deficit),
   December 31, 1998                   $         33,000                (45,476)                  -               (12,476)

   Capital contributions                      3,796,120                      -                   -             3,796,120

   Net loss                                           -               (980,141)                  -              (980,141)
                                      -----------------     ------------------     ---------------     -------------------

Members' equity (deficit),
   December 31, 1999                          3,829,120             (1,025,617)                  -             2,803,503

   Capital contributions                     11,744,191                      -                   -            11,744,191

   Net loss                                           -            (14,356,029)                  -           (14,356,029)

   Capital acquisition costs                          -                      -            (750,000)             (750,000)
                                      -----------------     ------------------     ---------------     -------------------

Members' equity (deficit),            $      15,573,311            (15,381,646)           (750,000)             (558,335)
   December 31, 2000
                                      =================     ==================     ===============     ===================



 The accompanying notes are an integral part of the financial statements.






                                                     Statements of Cash Flows
                                              Years Ended December 31, 2000 and 1999



                                                                                 2000                 1999
                                                                           -----------------     ---------------
Cash flows from operating activities:
   Net loss                                                                $    (14,356,029)           (980,141)
   Contributed services                                                             200,000             100,000
   Depreciation and amortization                                                  1,432,661                 923
   Adjustments to reconcile net loss to net cash
     used by operating activities:
        Changes in assets and liabilities:
          Accounts receivable                                                      (552,018)                  -
          Inventory                                                                (510,089)                  -
          Prepaid expenses and other current assets                                (273,632)                  -
          Accounts payable and accrued expenses                                   5,377,452              25,060
                                                                          -----------------     ---------------

            Net cash used by operating activities                                (8,681,655)           (854,158)
                                                                          -----------------     ---------------

Cash flows from investing activities:
   Capital expenditures                                                         (33,326,508)         (2,249,596)
   Purchase of other assets                                                        (149,232)                  -
                                                                          -----------------     ---------------

            Net cash used by investing activities                               (33,475,740)         (2,249,596)
                                                                          -----------------     ---------------

Cash flows from financing activities:
   Member capital contributions                                                  11,544,191           3,696,120
   Proceeds from note payable - Alamosa                                           9,865,233                   -
   Proceeds from note payable - CoBank                                           30,960,318                   -
   Loan financing costs                                                          (1,616,896)                  -
   Capital acquisition costs                                                       (750,000)                  -
                                                                          -----------------     ---------------

            Net cash provided by financing activities                            50,002,846           3,696,120
                                                                          -----------------     ---------------

            Net increase in cash and cash equivalents                             7,845,451             592,366

Cash and cash equivalents, beginning                                                596,445               4,079
                                                                          -----------------     ---------------

Cash and cash equivalents, ending                                         $       8,441,896             596,445
                                                                          =================     ===============



The accompanying notes are an integral part of the financial statements.







                                                Statements of Cash Flows, continued
                                              Years Ended December 31, 2000 and 1999




                                                                                 2000                   1999
                                                                        -----------------       ---------------
Cash paid during the year for interest                                  $       1,011,142                     -
                                                                        =================       ===============



Non-cash investing activities:
   Additions to communications network
      and construction in progress                                      $      24,807,257            10,399,330
   Equipment additions                                                          1,172,999                14,748
   Leasehold improvements                                                       1,588,413                     -
   Equipment purchases included in
      accounts payable:
        Beginning                                                               8,164,482                     -
        Ending                                                                 (2,406,643)           (8,164,482)
                                                                        -----------------       ---------------

            Net cash additions to fixed assets                          $      33,326,508             2,249,596



The accompanying notes are an integral part of the financial statements.






                       Notes to Financial Statements
                         December 31, 2000 and 1999



1)       Summary of Significant Accounting Principles

         Business Activity

         Washington Oregon Wireless, LLC (the Company) (WOW) operates as an Oregon Limited Liability Company comprised of 27 members as of December 31, 2000. As an LLC, the members of the Company have limited personal liability for the obligations and debts of the entity. The Company was formed in 1998 for the purpose of building out and operating personal communications services (PCS) networks in Washington and Oregon, to provide other wireless telephone services, and construct other infrastructure, towers, and networks as the members may approve.

         Affiliation Agreement

         In February 1999, the Company entered into an "Affiliation Agreement" with Sprint PCS (Sprint). As a Sprint PCS affiliate, WOW has the exclusive right to provide digital PCS services under the Sprint and Sprint PCS brand name in its service areas in rural portions of Oregon and Washington for a period of up to 50 years. Under the Agreement, WOW is responsible for designing, building, owning, and managing a communications network in its service area to the standards established by Sprint, which will operate as a single-integrated system with other Sprint PCS service areas. As part of the Sprint PCS Agreement, WOW has contracted with Sprint PCS to provide back office services such as customer activation, handset logistics, billing, customer service, and network monitoring.

         Membership

         All members are required to own a membership interest in the Company. Each member of the Company has subscribed to a minimum of $100,000 cash (or contributed services, see Note 4) to be admitted in the LLC. Only one class of members exists and the entity's life shall exist indefinitely until dissolved as provided by the operating agreement. New members may be admitted with the approval of members comprising 67% of the ownership rights.

         Each member of the Company entered into the Amended and Restated Operating Agreement of Washington Oregon Wireless, LLC that covered the amount and timing of its contributions to the LLC. Actual capital calls were made at the discretion of the Board of Managers of the Company. The original subscription agreements have been superseded by the Amended and Restated Operating Agreement. Member capital calls were suspended after the first quarter 2000 due to the proposed merger (see Note 2). As a result of the merger closing in 2001, there are no capital subscriptions receivable at December 31, 2000.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Inventory

         Inventory consists of handsets and phone accessories at retail store locations. Inventory is stated at the lower of cost, determined using the first-in, first-out method, or market. Market is determined using replacement cost in accordance with industry standards.

         Fixed Assets

         Fixedassets include communication network, office equipment, leasehold improvements, and construction in progress. Office equipment and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the estimated life of the assets (10 years for the communication network and 5 years for other equipment), or the term of the lease as appropriate. The communication network and construction in progress consists of the costs of acquiring wireless communication sites for the placement of base stations, purchases of the related equipment, and construction of a mobile switching center in Beavercreek, Oregon.

         Income Taxes

         The Company is not a taxpaying entity for federal income tax purposes, and thus, no income tax expense has been recorded in the statements. Income (loss) of the Company is included in the members' tax returns.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Accounting for Start-Up Costs

         The Company accounts for start-up related costs in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. The Company expensed start-up costs as incurred unless the costs qualify for capitalization under other generally accepted accounting principles.

         Accounting for Appreciation Rights

         The Company accounts for its Value Appreciation Rights Plan (see
         Note 7) in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. Statement No. 123 established fair value as the measurement basis for accounting for employee stock option plans and similar equity instruments.

         Interest Capitalization

         The Company follows the policy of capitalizing interest as a component of the cost of property, plant, and equipment constructed for its own use. For the year ended December 31, 2000, total interest incurred was $1,567,398 (including $87,044 of amortization of deferred financing costs), of which $589,239 has been capitalized and $978,159 expensed. The Company incurred no interest for the year ended December 31, 1999.

         Advertising

         Advertising costs, which are expensed to operations when incurred, amounted to $884,428 in 2000 (none in 1999).

2)       Reorganization

         On July 31, 2000, the Company entered into a definitive agreement to merge with Sprint PCS affiliate Alamosa PCS Holdings, Inc. (Alamosa). Pursuant to the Reorganization Agreement, the members of the Company will receive 6,050,000 shares of Alamosa stock and $12.5 million in cash in exchange for 100% of the ownership of the Company. The merger was completed on February 14, 2001.

         Upon closing of the merger, all units granted under the VAR Plan (see Note 7) became fully vested, and the units were valued as of such closing. The valuation is based on the Company's total equity value as reflected in the merger (including stock and cash received by the members of the Company), without deduction of the cost of such merger and without reducing the value of stock the members of the Company receive, by a discount for any "lock-up" period applicable to such stock. All amounts owed under the plan were either paid directly by the members out of the proceeds received under the merger or assumed by Alamosa as described below. The Company incurred no liability related to the plan.

         As described in the Agreement and Plan of Reorganization, on the closing date Alamosa, or an affiliate of Alamosa, assumed the obligations owed under the VAR Plan to the Company's employees whom Alamosa or its affiliates elected to employ and assumed the obligations owed to the CEO of the Company under the VAR Plan.

         In addition, on July 31, 2000, the Company entered into a services agreement with Alamosa Operations, Inc. (Operations), a subsidiary of Alamosa, effective September 30, 2000, whereby Operations began to manage the operations of the Company pending the outcome of the merger. Operations provides various services in connection with the operation of the Company's business, including: (a) all network management services, (b) management of all sales and marketing services, (c) through the management agreements with Sprint PCS, customer care, billing, and other services, and (d) certain general and administrative, executive, financial and accounting, human resources, legal, and other professional, and forecasting services. Under the terms of the agreement, the Company pays Operations a management fee of $100,000 per month for the services provided by Operations and reimburses Operations for certain costs and expenses incurred by or paid by Operations in providing these services.

         Also on July 31, 2000, the Company and Operations entered into a loan agreement whereby Operations will lend up to $11 million to the Company to be used only for the purposes of: (a) satisfying certain capital contribution requirements under the Company's operating agreement, and (b) funding the Company's working capital needs from July 31, 2000 through completion of the merger. As of December 31, 2000, $9,865,233 has been funded under the loan agreement.

         The loan bears interest at the prime rate and, prior to the merger closing, was due 30 days after the termination of the Reorganization Agreement or upon demand. The loan was guaranteed by certain members of the Company.

         Upon the merger closing, the amounts due to Operations by the Company under the Loan Agreement remained a debt obligation of the Company, subject to a subordination agreement in favor of the senior lender to Alamosa.

         In addition, upon the merger closing, Alamosa received funds under a $280 million credit facility from Citibank, a portion of which were used to pay off any amounts outstanding on the Company's Senior Secured Credit Facility with CoBank (see Note 9).

3)       Development Stage Operations

         Since its formation in July 1998, the operations of the Company have been devoted to raising capital, design and development related to construction of facilities, acquisition of wireless communication sites, construction of base stations, and administrative functions. Beginning in the second quarter of 2000, certain tower sites became operational, and the Company began earning revenue on roaming traffic through its network. In September and throughout the fourth quarter of 2000, additional tower sites became operational, began operation of six retail stores, and the Company is no longer considered in the development stage.

4)       Related Party Transactions


         A member of the Company, Western Independent Network, Inc. (WIN), rents switching facilities and provides certain management and administrative services to WOW. Payments to WIN for these services totaled $158,649 and $205,675 for the years ended December 31, 2000 and 1999, respectively. WIN also received $200,000 in contributed capital in 2000 ($100,000 in 1999) for management services for a total membership interest of $300,000.

         Another member of the Company, Duncan, Tiger, and Tabor, provided legal services to the Company. Payments for these services totaled $94,248 and $80,657 for years ended December 31, 2000 and 1999, respectively.

         In addition, organizations affiliated with JMW Wireless Acquisition Company, LLC, a member of the Company, have provided various professional services including assistance in obtaining debt and equity financing for the Company. Payments for these services were approximately $898,268 (including $750,000 of capital acquisition costs) and $84,624 for the years ended December 31, 2000 and 1999, respectively.

5)       Property, Plant, and Equipment

         Property, plant, and equipment consists of the following:





                                                              2000                   1999
                                                       ------------------       ---------------
         Network equipment                             $       32,875,762                     -
         Office equipment                                       1,187,747                14,748
         Leasehold improvements                                 1,588,413                     -
         Construction in progress                               2,330,825            10,399,330
                                                       ------------------       ---------------
                                                               37,982,747            10,414,078
         Accumulated depreciation                               1,296,012                   923
                                                       ------------------       ---------------
                                                       $       36,686,735            10,413,155
                                                       ==================       ===============


6)       Commitments

         The Company designed and engineered the wireless network it will build and has developed an estimate of the cost to construct. The Company has entered into various agreements related to building out the network. These agreements cover the purchase of switching and other equipment, construction of base stations, and the construction of a mobile switching center.

         Based on the system design, the estimated costs that WOW will incur to build the network, including the commitments already made, are as follows:


            2001                            $       8,590,000
            2002                                    2,110,000
            2003                                    1,230,000
            2004                                    1,950,000
            2005                                    1,230,000
                                            -----------------
                                            $      15,110,000


         In addition, the Company has entered into lease agreements for the use of towers. The lease agreements differ in amount based on whether the tower is a build-to-suit or a co-locate. The leases commence when a tower is ready for use and began in 2000. The Company currently has signed lease agreements on 114 sites (90 of which had commenced at December 31, 2000) with annual lease payments totaling $2,790,000. An additional 38 sites are expected to commence in 2001 for a total of 152 sites.

         The minimum lease payments on all sites are estimated to be as follows:


            2001                           $       3,015,000
            2002                                   3,550,000
            2003                                   3,550,000
            2004                                   3,600,000
            2005                                   3,650,000
                                           -----------------

                                           $      17,365,000

         The Company has leases for building, office and retail space, vehicles, and office equipment under operating leases expiring through 2005. Future minimum payments under these leases are:


            2001                           $        433,400
            2002                                    433,400
            2003                                    317,400
            2004                                    226,700
            2005                                     88,000
                                           -----------------

                                           $      1,498,900

         The Company has entered into an agreement to sublease office space in 2001. Total future minimum lease payments above have not been reduced by the $571,839 of sublease rental to be received in the future under the non-cancellable sublease.

7)       Value Appreciation Rights Plan

         The Company established a "Value Appreciation Rights" plan for the benefit of selected management executives effective September 1, 1999. The plan shall remain in effect until it is otherwise terminated by the Board. A "Value Appreciation Right" (VAR) is the grant by WOW, to an executive, of "Units" whose value is tied to the value of the Company, together with the right to be paid an amount at some time in the future equal to the value of the Units plus or minus the difference between the value of the Units on the Grant Date and the value on the date the VAR is exercised. VARs are granted to executives at the discretion of the Board. The actual benefit available at the time benefits become payable will depend on the future financial performance of the Company. The Plan requires a third party valuation firm to annually determine the market value of the Company based on its financial statements.

         As of December 31, 2000, the Board has granted 337,012 units in accordance with this Plan. As discussed in Note 2, the units became fully vested upon the merger with Alamosa closing on February 14, 2001 and all obligations under the Plan were paid or assumed outside the Company. As a result, these financial statements do not include any costs or liability related to the Plan. The Plan terminated subsequent to December 31, 2000, as part of the merger.

8)       Retirement Savings Plan

         Effective May 1, 2000, the Company began sponsoring a defined contribution employee retirement savings plan. Employees, age 21 and over, who have been employed at least one month are eligible to participate in the plan on the first day of the next calendar quarter. Employees may contribute from 1% to 15% of their eligible compensation on a pre-tax basis up to a maximum of $10,500 per calendar year. Employer contributions are at the discretion of the Company and are currently 50% of employees' contributions up to the first 6% of an employee's eligible compensation deferred under the Plan. Employees must provide 1,000 hours of service in the plan year to be eligible for employer matching contributions. Contributions to the Plan in 2000 amounted to $26,437. The Plan also allows for potential profit sharing contributions at the discretion of the Company.

9)       Senior Secured Credit Facility

         In April 2000, the Company obtained long-term financing from CoBank in the amount of $45,000,000. Interest rates are determined at the time of each advance based on the Company's election between either a base rate (the higher of the prime rate or the sum of the Federal Funds Rate plus .50%) or LIBOR, plus an applicable margin based on the leverage ratio as defined in the agreement.

         As of December 31, 2000, the Company has borrowed $30,960,318 on this credit facility, with interest rates ranging from 9.14% to 10.05%. The loan is secured by a first superior continuing security interest in all assets of the Company.

         As discussed in Note 2, the CoBank credit facility was paid in full by Alamosa upon the merger closing in 2001. The amount included in the financial statements related to CoBank is classified as a long-term liability as it is not the intent of Alamosa to require repayment of this obligation during 2001.

10)      Deferred Financing Costs

         Deferred financing costs consist of loan fees paid to CoBank and legal fees and other expenses incurred to obtain debt financing. The costs are being amortized over the life of the loan.
         Amortization for the year ended December 31, 2000 amounted to $137,572 (none in 1999).